EXHIBIT 99.4

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Directors of Xentec Inc.

We have reviewed the balance sheet of Xentec Inc. as at September 30, 2000 and the statements of income and retained earnings and cash flows for the period then ended. Our review was made in accordance with Canadian generally accepted standards for review engagements and accordingly consisted primarily of enquiry, analytical procedures and discussion related to information supplied to us by the company.

A review does not constitute an audit and consequently we do not express an audit opinion on these financial statements.

Based on our review, nothing has come to our attention that causes us to believe that these financial statements are not, in all material respects, in accordance with Canadian generally accepted accounting principles.


/s/ PRICEWATERHOUSECOOPERS LLP

Hamilton, Ontario
January 29, 2001


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

                                   Xentec Inc.
                                 Balance Sheets
                                 (in Canadian $)

                                                    September 30,   December 31,
                                                            2000            1999
                                                       Unaudited         Audited

Assets

Current assets
Cash                                                    $149,273        $115,112
Accounts receivable                                      173,674         143,575
Income taxes recoverable                                 190,638          55,638
Prepaid expenses                                          12,923           2,411
                                                        ------------------------

                                                         526,508         316,736

Capital assets (note 2)                                  322,652         260,673
                                                        ------------------------

                                                        $849,160        $577,409
                                                        ========================

Liabilities

Current liabilities
Accounts payable and accrued liabilities                $268,250        $100,249
Due to shareholders (note 3)                              80,000          80,000
                                                        ------------------------

                                                         348,250         180,249

Small business loans (note 4)                             98,749         140,122
                                                        ------------------------

                                                         446,999         320,371
                                                        ------------------------
Shareholders' Equity

Share capital (note 5)                                    11,562             100

Retained earnings                                        390,599         256,938
                                                        ------------------------

                                                         402,161         257,038
                                                        ------------------------

                                                        $849,160        $577,409
                                                        ========================


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

                                   Xentec Inc.
                   Statements of Income and Retained Earnings
                     For the period ended September 30, 2000
                                 (in Canadian $)

                                                    Nine-month
                                                       period
                                                        ended        Year ended
                                                September 30,      December 31,
                                                         2000              1999
                                                    Unaudited           Audited

Sales                                             $ 1,405,754       $ 1,194,839

Cost of goods sold                                    478,858           573,363
                                                  -----------------------------

Gross profit                                          926,896           621,476

Administrative expenses                               773,235           350,419
                                                  -----------------------------

Income before income taxes                            153,661           271,057
                                                  -----------------------------

Provision for income taxes (note 6):
      Current                                          20,000            70,000
      Future                                               --           (12,835)
                                                  -----------------------------

                                                       20,000            57,165
                                                  -----------------------------

Net income for the period                             133,661           213,892

Retained earnings - Beginning of period               256,938            43,046
                                                  -----------------------------

Retained earnings - End of period                 $   390,599       $   256,938
                                                  =============================


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

                                   Xentec Inc.
                            Statements of Cash Flows
                     For the period ended September 30, 2000
                                 (in Canadian $)

                                                                    Nine-month
                                                                  period ended      Year ended
                                                                 September 30,    December 31,
                                                                          2000            1999
                                                                     Unaudited         Audited
Cash provided by (used in):

Operating activities
Net income for the period                                            $ 133,661       $ 213,892
Items not affecting cash:
      Amortization                                                     125,222         155,740
      Future income taxes                                                   --         (12,835)
                                                                     -------------------------
                                                                       258,883         356,797
Change in non-cash working capital items related
      to operations (note 7)                                            (7,610)        (99,642)
                                                                     -------------------------

                                                                       251,273         257,155
                                                                     -------------------------

Investing activity
     Purchase of capital assets                                       (187,201)       (330,479)
                                                                     -------------------------

Financing activities
     Repayment of demand loan                                               --         (37,500)
     (Repayment of) proceeds received from small business loans        (41,373)         94,944
     Proceeds received from issue of share capital (note 5)             11,462              --
                                                                     -------------------------

                                                                       (29,911)         57,444
                                                                     -------------------------

Change in cash for the period                                           34,161         (15,880)

Cash - Beginning of period                                             115,112         130,992
                                                                     -------------------------

Cash - End of period                                                 $ 149,273       $ 115,112
                                                                     =========================

Supplementary disclosure of cash flow information
Cash paid (recovered) during the period for
      Interest                                                       $  17,145       $  21,385
      Income taxes                                                          --         (31,647)


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

                                   Xentec Inc.
                          Notes to Financial Statements
                               September 30, 2000
                                 (in Canadian $)

1.    Significant accounting policies

      Revenue recognition

      Income from contracts is recorded on the percentage of completion basis. Provision for loss on contracts is recorded whenever such estimates indicate that a loss will be incurred.

      Capital assets

      Capital assets are recorded at acquisition cost less accumulated amortization. Amortization rates used are intended to write off the cost of the assets over their estimated useful life using the following methods of amortization:

           Computer equipment and software       33% straight-line basis

           Furniture and equipment               straight-line basis

      In the year of acquisition, capital assets are amortized at one-half of the normal rate.

      Future income taxes

      The Company follows the liability method of accounting for income taxes. The liability method measures income taxes based on temporary differences between the financial reporting and the tax basis of assets and liabilities.

      Foreign currency translation

      Foreign currency income and expense accounts are translated into Canadian dollars using the exchange rate in effect on the transaction date. Foreign currency monetary assets and monetary liabilities are translated into Canadian dollars at the exchange rates prevailing at the balance sheet date. Gains or losses arising from foreign currency translation are included in the determination of income.

      Research and development

      Research costs are expensed in the year in which they are incurred. Development costs are also expensed unless they are significant and meet generally accepted criteria for deferral. Costs are reduced by government grants and investment tax credits, where applicable.

      Measurement uncertainty

      The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires

                                   Xentec Inc.
                          Notes to Financial Statements
                               September 30, 2000
                                 (in Canadian $)

      management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may vary from the current estimates. These estimates are reviewed periodically and, as adjustments become necessary, they are reported in earnings in the periods in which they become known.

      Financial instruments

      a)    Fair value of financial instruments

      The carrying amount of accounts receivable, income taxes recoverable, accounts payable and accrued liabilities, due to shareholders and cash approximate fair value due to the short-term maturities of these instruments.

      Based on available market information and estimated interest rates for small business loans, with similar terms and maturity, the carrying value approximates its fair value.

      b)    Credit risk

      The Company does not have significant financial exposure to any individual customer. The Company reviews a new customer's credit history before extending credit and conducts regular reviews of its existing customers' credit performance. An allowance for doubtful accounts is established based upon factors surrounding the credit risk of specific customers, historical trends and other information.

      Stock option plan

      On January 26, 2000, the shareholders approved a stock option plan, (the "Plan") for employees, consultants and independent contractors of the Company. Under the Stock Option Plan, the Company may grant options for up to one million Class B, non-voting shares . No compensation expense is recognized for these plans when stock or stock options are issued to employees. Any consideration paid by employees on exercise of stock options or purchase of stock is credited to share capital. If stock or stock options are repurchased from employees, the excess of the consideration paid over the carrying amount of the stock or stock option cancelled is charged to retained earnings.

      2     Capital assets

                                   Xentec Inc.
                          Notes to Financial Statements
                               September 30, 2000
                                 (in Canadian $)

                                                                    December 31,
                                                September 30, 2000          1999
                                                         Unaudited       Audited
                                ----------------------------------  ------------
                                           Accumulated
                                    Cost   amortization        Net           Net
      Computer equipment and
           software             $536,116       $280,022   $254,094      $250,991
      Furniture and
           fixtures               77,046         10,488     66,558         9,682
                                ------------------------------------------------

                                $613,162       $290,510   $322,652      $260,673
                                ================================================

3     Due to shareholders

      Advances due to shareholders bear interest at prime plus 5% and are payable on demand. Interest expense on advances due to shareholders during the period amounted to $7,150 (1999 - $15,089).

4     Small business loans

      The small business loans bear interest at bank prime plus 2.25% and are due in full on November 12, 2002. Security for the small business loan is a guarantee of $20,000 and a postponement of certain claims by the shareholders. Interest expense on the small business loans for the period amounted to $9,716 (1999 - $11,227).

                                   Xentec Inc.
                          Notes to Financial Statements
                               September 30, 2000
                                 (in Canadian $)

5     Share capital

      Authorized
           Unlimited number of Class A
           Unlimited number of Class B, non-voting shares

      Issued
                                                September 30,       December 31,
                                                         2000               1999
                                                    Unaudited            Audited

      4,000,000 Class A shares (1999 - nil)               100                 --
      Common shares (1999 - 100)                           --                100
      144,788 Class B, non-voting shares
         (1999 - nil)                                  11,462                 --
                                                --------------------------------
                                                       11,462                100
                                                ================================

      a)    Class A shares

            On January 26, 2000, each of the 100 issued and outstanding common shares were converted into 40,000 Class A shares.

      b)    Class B, non-voting shares

            During 2000, 144,788 Class B non-voting shares were issued on exercise of stock options for proceeds of $11,462.

      c)    Stock options

            Stock options have been granted to employees, consultants and independent contractors of the Company for the purchase of Class B, non-voting shares. The following options are outstanding at September 30, 2000:

                                                                        Weighted
                                                                         average
                                                                        exercise
                                                              Number       price
                                                          Unaudited            $

      Balance - January 1, 2000                                  --           --
      Granted                                               451,587          .09
      Exercised                                            (144,788)         .08
                                                          ----------------------

      Balance - September 30, 2000                          306,799          .09
                                                          ======================

      These options were granted at prices between $.05 and $.15 per share and expire between January 2004 and September 2004.


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


                                   Xentec Inc.
                          Notes to Financial Statements
                               September 30, 2000
                                 (in Canadian $)

6     Income taxes

      The Company qualifies as a Canadian-controlled private corporation under the income tax laws of Canada. As such, it is allowed a reduction of income taxes otherwise payable on active business operations conducted in Canada. The Company is entitled to pay taxes at the reduced rate on the first $200,000 of taxable income in any one year.

      During the period, the Company recognized investment tax credits of $155,000 (1999 - $121,500) which were recorded as a reduction of research and development expenses in the statement of income.

7     Change in non-cash working capital items related to operations

      The change in non-cash working capital is comprised of the change in the following items:

                                                 September 30,     December 31,
                                                          2000             1999
                                                     Unaudited          Audited

      Accounts receivable                           $ (30,099)        $ (73,642)
      Income taxes recoverable                       (135,000)          (12,403)
      Prepaid expenses                                (10,512)            3,899
      Accounts payable and accrued liabilities        168,001            87,129
      Deferred revenue                                     --          (104,625)
                                                 ------------------------------

                                                    $  (7,610)        $ (99,642)
                                                 ==============================

8     Subsequent event

      On December 18, 2000 the Company amalgamated with 166482 Canada Inc., 3840611 Canada Inc. and 3843882 Canada Inc., companies which owned the issued Class A shares, and continued to operate under the name Xentec Inc. ("the amalgamated company"). The issued and outstanding Class A shares were cancelled and 4,000,000 Class A shares of the amalgamated company were issued to the shareholders of 166482 Canada Inc., 3840611 Canada Inc. and 3843882 Canada Inc. Each issued and outstanding Class B, non-voting share of the Company was converted into one Class B share of the amalgamated company and each outstanding stock option was replaced with a stock option to purchase a Class B share of the amalgamated company.

      On December 18, 2000, following the above amalgamation, the amalgamated company was acquired by inSilicon Corporation.


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